Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-283973 and 333-276318 on Form S-3 and Registration Statements No. 333-283128, 333-274517, 333-265625, and 333-248234 on Form S-8 of our report dated March 30, 2026, relating to the financial statements of Fathom Holdings Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Raleigh, North Carolina
March 30, 2026